UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

Kraft Foods Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-35491

Virginia	36-3083135
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753
(Address of principal executive offices, including zip code)

(847) 646-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 6, 2014, we held our 2014 annual meeting of shareholders (the “2014 Annual Meeting”) in Glenview, Illinois. The shareholders elected all of our nominees for director; approved our named executive officers’ compensation; ratified the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2014; and approved a laudatory resolution submitted by a shareholder supporting Kraft’s animal welfare actions. The shareholders did not approve any of the other shareholder proposals that were presented at the 2014 Annual Meeting. The final voting results for each of the matters submitted to a shareholder vote at the 2014 Annual Meeting are set forth below:

A.    Election of Directors

	Shares For	Shares Against	Shares Abstain	Non-Votes
1. L. Kevin Cox	384,185,852	5,012,643	1,087,446	99,950,168
2. Myra M. Hart	384,017,883	4,951,921	1,316,137	99,950,168
3. Peter B. Henry	387,328,114	1,861,549	1,096,278	99,950,168
4. Terry J. Lundgren	370,172,128	19,025,321	1,088,492	99,950,168

B.     Company Proposals

	Shares For	Shares Against	Shares Abstain	Non-Votes
1. Advisory approval of our named executive officers’ compensation	373,181,465	13,503,861	3,600,615	99,950,168
2. Ratification of selection of independent auditor for 2014	487,302,772	1,608,933	1,324,404	—

C.     Shareholder Proposals

	Shares For	Shares Against	Shares Abstain	Non-Votes
1. Application of corporate values in political contributions	16,360,915	357,975,995	15,949,031	99,950,168
2. Cattle dehorning	8,465,053	358,363,316	23,457,572	99,950,168
3. Laudatory resolution supporting Kraft’s animal welfare actions	297,833,486	71,133,065	21,319,390	99,950,168

Three shareholder proposals included in the 2014 Annual Meeting proxy statement were not presented at the 2014 Annual Meeting: (1) cessation of the use of corporate funds for political purposes; (2) non-recyclable brand packaging report; and (3) sustainable forestry report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Group, Inc.

Date: May 8, 2014	By:	/s/ Kim K. W. Rucker
Kim K. W. Rucker
Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary